EXHIBIT 10.80

KEY TERMS OF COMPENSATION ARRANGEMENT

NAME:	Marina Armstrong

TITLE:	Senior Vice President, Stores, Human Resources and Loss Prevention and Secretary

BASE SALARY:	$385,000

BONUS PLAN:	Target payout at 85% of base salary.

EQUITY COMPENSATION	Eligible to participate in the Company’s equity compensation plans.

HEALTH BENEFITS:	Medical, dental and vision insurance

401K:	4% match, eligible after 6 months.

MANAGEMENT CHANGE OF CONTROL PLAN:	If involuntary termination, but not for death, disability or cause, at any time within 18 months following the change of control, eligible to receive a payment equal to three times annual compensation (base salary plus average annual bonus for three prior fiscal years) plus a pro-rated bonus for the year of termination, in a single lump sum payment, less applicable taxes, and benefits coverage for 18 months.

MANAGEMENT SEVERANCE PLAN:	Eligible to receive a lump sum severance payment equal to 50% of gross base salary if involuntarily terminated other than for death, disability or cause.